Filed Pursuant to Rule 433

Registration Statement No. 333-280021

Final Term Sheet for the Notes

The Korea Development Bank

Final Term Sheet for US$900,000,000 4.625% Notes due 2028 (the “2028 Notes”)

January 23, 2025

Issuer	The Korea Development Bank

Issue currency	U.S. DOLLAR (US$)

Issue size	US$900,000,000

Maturity date	February 3, 2028

Settlement date	On or about February 3, 2025, which will be the 7th business day following the date of this final term sheet. If you wish to trade the 2028 Notes on any day prior to the first business day from the settlement, because the 2028 Notes will initially settle in T+7, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement.

Interest rate	4.625% per annum (payable semi-annually)

Interest payment dates	February 3 and August 3 of each year, commencing on August 3, 2025 and with interest accruing from February 3, 2025. If any interest payment date or the maturity date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay.

Public offering price	99.765%

Gross proceeds	US$897,885,000

Underwriting discounts	0.200%

Net proceeds (after deducting underwriting discounts but not estimated expenses)	US$896,085,000

Denominations	US$200k/1k

Day count	360-day year consisting of twelve 30-day months

Listing	Application has been made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the 2028 Notes on the SGX-ST. In addition, applications will be made to list the 2028 Notes on the Luxembourg Stock Exchange and to have the 2028 Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made for listing of the 2028 Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

Governing law	New York

Fiscal Agent	The Bank of New York Mellon

CUSIP	500630 EG9

ISIN	US500630EG96

Ratings	Aa2 (Moody’s) / AA (Standard & Poor’s) / AA- (Fitch)

Joint Bookrunners and Joint Lead Managers	BofA Securities, Inc., Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, MUFG Securities Asia Limited and Standard Chartered Bank

This Final Term Sheet should be read in conjunction with the prospectus dated June 17, 2024, as supplemented by the preliminary prospectus supplement dated January 22, 2025 (the “Preliminary Prospectus”), relating to the 2028 Notes. Capitalized terms used but not defined herein have the meanings given to them in the Preliminary Prospectus. All references to the “Notes” herein are to the 2028 Notes.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Limited at +1-877-858-5407.

The most recent prospectus can be accessed through the following link: https://www.sec.gov/Archives/edgar/data/869318/000119312525009914/d910214d424b5.htm.

Hong Kong Securities and Futures Commission Code of Conduct (Paragraph 21 – Bookbuilding and Placing Activities) – In the context of any offering of securities, certain of the Joint Bookrunners and other intermediaries are “capital markets intermediaries” (together, the “CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Hong Kong Securities and Futures Commission (the “Code”).

Associated Orders and Proprietary Orders: Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or any of its group companies will be considered as having an association with the Issuer, the relevant CMI or the relevant group company. Prospective investors associated with the Issuer or a CMI (including any of its group companies) should specifically disclose whether they have any such association to a CMI and the Joint Bookrunners (and such CMI and the Joint Bookrunners may be required to pass such information to the Issuer and certain other CMIs) when placing an order for such securities and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to the offering. Prospective investors who do not disclose their associations are deemed not to be so associated. Where prospective investors disclose such associations but do not disclose that such order may negatively impact the price discovery process in relation to the offering, such order is hereby deemed not to negatively impact the price discovery process in relation to the offering. If an investor is an asset management arm affiliated with a CMI, such prospective investor should indicate when placing an order if it is for a fund or portfolio where such CMI or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to the offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. If a prospective investor is otherwise affiliated with a CMI, such that its order may be considered to be a “proprietary order” (pursuant to the Code), such prospective investor should indicate to a CMI and the Joint Bookrunners when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to the offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to the offering.

Order Book Transparency: Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed with a CMI are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). In addition, any other CMIs (including Private Banks) submitting orders with the Joint Bookrunners should disclose the identities of all investors when submitting orders with the Joint Bookrunners. When placing an order, Private Banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private Banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order (see further below) pursuant to the Code. Private Banks should be aware that placing an order on a “principal” basis may require the relevant Joint Bookrunners to apply the “proprietary orders” requirements of the Code to such order and will require the relevant Joint Bookrunners to apply the “rebates” requirements of the Code to such order. In the case of omnibus orders placed with the Joint Bookrunners, CMIs (including Private Banks) should, at the same time, provide underlying investor information (name and unique identification number) in the format and to the relevant recipients indicated to such CMIs (including Private Banks) by the Joint Bookrunners at the relevant time. Failure to provide such information may result in that order being rejected. In sharing such underlying investor information, which may be personal and/or confidential in nature, you (i) should take appropriate steps to safeguard the transmission of such information; (ii) are deemed to have obtained the necessary consents to disclose such information; and (iii) are deemed to have authorised the collection, disclosure, use and transfer of such information by the Joint Bookrunners, other CMIs and/or any other third parties as may be required by the Code. In addition, prospective investors should be aware that certain information may be disclosed by the Joint Bookrunners and other CMIs which is personal and/or confidential in nature to the prospective investor. By placing an order with the Joint Bookrunners, prospective investors are deemed to have authorised the collection, disclosure, use and transfer of such information by the Joint Bookrunners to the Issuer, certain other CMIs, relevant regulators and/or any other third parties as may be required by the Code, it being understood and agreed that such information shall only be used in connection with the offering.

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”) - the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the 2028 Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

Final Term Sheet for the Notes

The Korea Development Bank

Final Term Sheet for US$1,200,000,000 4.875% Notes due 2030 (the “2030 Notes”)

January 23, 2025

Issuer	The Korea Development Bank

Issue currency	U.S. DOLLAR (US$)

Issue size	US$1,200,000,000

Maturity date	February 3, 2030

Settlement date	On or about February 3, 2025, which will be the 7th business day following the date of this final term sheet. If you wish to trade the 2030 Notes on any day prior to the first business day from the settlement, because the 2030 Notes will initially settle in T+7, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement.

Interest rate	4.875% per annum (payable semi-annually)

Interest payment dates	February 3 and August 3 of each year, commencing on August 3, 2025 and with interest accruing from February 3, 2025. If any interest payment date or the maturity date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay.

Public offering price	99.829%

Gross proceeds	US$1,197,948,000

Underwriting discounts	0.200%

Net proceeds (after deducting underwriting discounts but not estimated expenses)	US$1,195,548,000

Denominations	US$200k/1k

Day count	360-day year consisting of twelve 30-day months

Listing	Application has been made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the 2030 Notes on the SGX-ST. In addition, applications will be made to list the 2030 Notes on the Luxembourg Stock Exchange and to have the 2030 Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made for listing of the 2030 Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

Governing law	New York

Fiscal Agent	The Bank of New York Mellon

CUSIP	500630 EH7

ISIN	US500630EH79

Ratings	Aa2 (Moody’s) / AA (Standard & Poor’s) / AA- (Fitch)

Joint Bookrunners and Joint Lead Managers	BofA Securities, Inc., Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, MUFG Securities Asia Limited and Standard Chartered Bank

This Final Term Sheet should be read in conjunction with the prospectus dated June 17, 2024, as supplemented by the preliminary prospectus supplement dated January 22, 2025 (the “Preliminary Prospectus”), relating to the 2030 Notes. Capitalized terms used but not defined herein have the meanings given to them in the Preliminary Prospectus. All references to the “Notes” herein are to the 2030 Notes.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Limited at +1-877-858-5407.

The most recent prospectus can be accessed through the following link: https://www.sec.gov/Archives/edgar/data/869318/000119312525009914/d910214d424b5.htm.

Hong Kong Securities and Futures Commission Code of Conduct (Paragraph 21 – Bookbuilding and Placing Activities) – In the context of any offering of securities, certain of the Joint Bookrunners and other intermediaries are “capital markets intermediaries” (together, the “CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Hong Kong Securities and Futures Commission (the “Code”).

Associated Orders and Proprietary Orders: Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or any of its group companies will be considered as having an association with the Issuer, the relevant CMI or the relevant group company. Prospective investors associated with the Issuer or a CMI (including any of its group companies) should specifically disclose whether they have any such association to a CMI and the Joint Bookrunners (and such CMI and the Joint Bookrunners may be required to pass such information to the Issuer and certain other CMIs) when placing an order for such securities and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to the offering. Prospective investors who do not disclose their associations are deemed not to be so associated. Where prospective investors disclose such associations but do not disclose that such order may negatively impact the price discovery process in relation to the offering, such order is hereby deemed not to negatively impact the price discovery process in relation to the offering. If an investor is an asset management arm affiliated with a CMI, such prospective investor should indicate when placing an order if it is for a fund or portfolio where such CMI or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to the offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. If a prospective investor is otherwise affiliated with a CMI, such that its order may be considered to be a “proprietary order” (pursuant to the Code), such prospective investor should indicate to a CMI and the Joint Bookrunners when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to the offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to the offering.

Order Book Transparency: Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed with a CMI are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). In addition, any other CMIs (including Private Banks) submitting orders with the Joint Bookrunners should disclose the identities of all investors when submitting orders with the Joint Bookrunners. When placing an order, Private Banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private Banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order (see further below) pursuant to the Code. Private Banks should be aware that placing an order on a “principal” basis may require the relevant Joint Bookrunners to apply the “proprietary orders” requirements of the Code to such order and will require the relevant Joint Bookrunners to apply the “rebates” requirements of the Code to such order. In the case of omnibus orders placed with the Joint Bookrunners, CMIs (including Private Banks) should, at the same time, provide underlying investor information (name and unique identification number) in the format and to the relevant recipients indicated to such CMIs (including Private Banks) by the Joint Bookrunners at the relevant time. Failure to provide such information may result in that order being rejected. In sharing such underlying investor information, which may be personal and/or confidential in nature, you (i) should take appropriate steps to safeguard the transmission of such information; (ii) are deemed to have obtained the necessary consents to disclose such information; and (iii) are deemed to have authorised the collection, disclosure, use and transfer of such information by the Joint Bookrunners, other CMIs and/or any other third parties as may be required by the Code. In addition, prospective investors should be aware that certain information may be disclosed by the Joint Bookrunners and other CMIs which is personal and/or confidential in nature to the prospective investor. By placing an order with the Joint Bookrunners, prospective investors are deemed to have authorised the collection, disclosure, use and transfer of such information by the Joint Bookrunners to the Issuer, certain other CMIs, relevant regulators and/or any other third parties as may be required by the Code, it being understood and agreed that such information shall only be used in connection with the offering.

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”) - the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the 2030 Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

Final Term Sheet for the Floating Rate Notes

The Korea Development Bank

Final Term Sheet for US$900,000,000 SOFR floating rate notes due 2030 (the “Floating Rate Notes”)

January 23, 2025

Issuer	The Korea Development Bank

Issue currency	U.S. DOLLAR (US$)

Issue size	US$900,000,000

Maturity date	Floating Rate Notes Interest Payment Date (as defined under “Interest payment dates” below) falling on or nearest to February 3, 2030

Settlement date	On or about February 3, 2025, which will be the 7th business day following the date of this final term sheet. If you wish to trade the Floating Rate Notes on any day prior to the first business day from the settlement, because the Floating Rate Notes will initially settle in T+7, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement.

Interest rate	Compounded Daily SOFR plus 0.760% per annum

Interest payment dates	On February 3, May 3, August 3 and November 3 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained below (each, a “Floating Rate Notes Interest Payment Date”), commencing on the Floating Rate Notes Interest Payment Date falling on or nearest to May 3, 2025 and with interest accruing from (and including) February 3, 2025. If any Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date (as defined in the Preliminary Prospectus Supplement) falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day. The term “business day” as used herein means a U.S. Government Securities Business Day and a day other than a Saturday, a Sunday, or any other day on which banking institutions in Seoul are authorized or required by law or executive order to remain closed.

Public offering price	100.000%

Gross proceeds	US$900,000,000

Underwriting discounts	0.200%

Net proceeds (after deducting underwriting discounts but not estimated expenses)	US$898,200,000

Denominations	US$200k/1k

Day count	Actual number of days in the applicable Floating Rate Notes Interest Period divided by 360

Listing	Application has been made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Floating Rate Notes on the SGX-ST. In addition, applications will be made to list the Floating Rate Notes on the Luxembourg Stock Exchange and to have the Floating Rate Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made for listing of the Floating Rate Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

Governing law	New York

Fiscal Agent	The Bank of New York Mellon

CUSIP	500630 EJ3

ISIN	US500630EJ36

Ratings	Aa2 (Moody’s) / AA (Standard & Poor’s) / AA- (Fitch)

Joint Bookrunners and Joint Lead Managers	BofA Securities, Inc., Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, MUFG Securities Asia Limited and Standard Chartered Bank

This Final Term Sheet should be read in conjunction with the prospectus dated June 17, 2024, as supplemented by the preliminary prospectus supplement dated January 22, 2025 (the “Preliminary Prospectus”), relating to the Floating Rate Notes. Capitalized terms used but not defined herein have the meanings given to them in the Preliminary Prospectus. All references to the “Notes” herein are to the Floating Rate Notes.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Limited at +1-877-858-5407.

The most recent prospectus can be accessed through the following link:
https://www.sec.gov/Archives/edgar/data/869318/000119312525009914/d910214d424b5.htm.

Hong Kong Securities and Futures Commission Code of Conduct (Paragraph 21 – Bookbuilding and Placing Activities) – In the context of any offering of securities, certain of the Joint Bookrunners and other intermediaries are “capital markets intermediaries” (together, the “CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Hong Kong Securities and Futures Commission (the “Code”).

Associated Orders and Proprietary Orders: Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or any of its group companies will be considered as having an association with the Issuer, the relevant CMI or the relevant group company. Prospective investors associated with the Issuer or a CMI (including any of its group companies) should specifically disclose whether they have any such association to a CMI and the Joint Bookrunners (and such CMI and the Joint Bookrunners may be required to pass such information to the Issuer and certain other CMIs) when placing an order for such securities and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to the offering. Prospective investors who do not disclose their associations are deemed not to be so associated. Where prospective investors disclose such associations but do not disclose that such order may negatively impact the price discovery process in relation to the offering, such order is hereby deemed not to negatively impact the price discovery process in relation to the offering. If an investor is an asset management arm affiliated with a CMI, such prospective investor should indicate when placing an order if it is for a fund or portfolio where such CMI or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to the offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. If a prospective investor is otherwise affiliated with a CMI, such that its order may be considered to be a “proprietary order” (pursuant to the Code), such prospective investor should indicate to a CMI and the Joint Bookrunners when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to the offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to the offering.

Order Book Transparency: Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed with a CMI are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). In addition, any other CMIs (including Private Banks) submitting orders with the Joint Bookrunners should disclose the identities of all investors when submitting orders with the Joint Bookrunners. When placing an order, Private Banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private Banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order (see further below) pursuant to the Code. Private Banks should be aware that placing an order on a “principal” basis may require the relevant Joint Bookrunners to apply the “proprietary orders” requirements of the Code to such order and will require the relevant Joint Bookrunners to apply the “rebates” requirements of the Code to such order. In the case of omnibus orders placed with the Joint Bookrunners, CMIs (including Private Banks) should, at the same time, provide underlying investor information (name and unique identification number) in the format and to the relevant recipients indicated to such CMIs (including Private Banks) by the Joint Bookrunners at the relevant time. Failure to provide such information may result in that order being rejected. In sharing such underlying investor information, which may be personal and/or confidential in nature, you (i) should take appropriate steps to safeguard the transmission of such information; (ii) are deemed to have obtained the necessary consents to disclose such information; and (iii) are deemed to have authorised the collection, disclosure, use and transfer of such information by the Joint Bookrunners, other CMIs and/or any other third parties as may be required by the Code. In addition, prospective investors should be aware that certain information may be disclosed by the Joint Bookrunners and other CMIs which is personal and/or confidential in nature to the prospective investor. By placing an order with the Joint Bookrunners, prospective investors are deemed to have authorised the collection, disclosure, use and transfer of such information by the Joint Bookrunners to the Issuer, certain other CMIs, relevant regulators and/or any other third parties as may be required by the Code, it being understood and agreed that such information shall only be used in connection with the offering.

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”) - the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Floating Rate Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.